UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 19, 2016

DIGITALGLOBE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34299	31-1420852
(Commission File Number)	(IRS Employer Identification No.)

1300 West 120th Avenue Westminster, Colorado	80234
(Address of Principal Executive Offices)	(Zip Code)

(303) 684-4000
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Credit Agreement

On December 22, 2016, DigitalGlobe, Inc. (the “Company”) established a $1.275 billion senior secured term loan facility (the “Term Loan Facility”) and a $200 million senior secured revolving credit facility (the “Revolving Credit Facility”, and together with the Term Loan Facility, the “Credit Facility”). the terms of which are set forth in a Credit and Guaranty Agreement, dated as of December 22, 2016 (the “Credit Agreement”), among the Company, the guarantors party thereto, the lenders named therein and Barclays Bank PLC, as administrative agent  and as collateral agent. The Term Loan Facility is being used, together with cash on hand, (i) to consummate the Company’s tender offer to purchase for cash (the “Tender Offer”) any and all of the $600.0 million aggregate principal amount outstanding of its 5.25% Senior Notes due 2021 (the “Notes”) and a solicitation of consents for proposed amendments (the “Proposed Amendments”) to the Indenture, dated as of January 31, 2013 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, governing the Notes and the redemption pursuant to the Indenture of any Notes not tendered and accepted for payment in the Tender Offer, (ii) to repay all amounts outstanding under that certain Credit and Guaranty Agreement dated as of January 31, 2013, as amended (the “Existing Credit Facility”), among the Company, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent,  (iii) to pay related costs and expenses and (iv) for working capital and general corporate purposes including acquisitions and investments.  The Revolving Credit Facility will be available for working capital and general corporate purposes and matures on January 15, 2022.  The Credit Agreement provides that with respect to the Credit Facility up to $50 million is available for letters of credit and up to $20 million is available for swing line loans on same-day notice.  The Term Loan Facility matures on January 15, 2024.

The obligations of the Company under the Credit Facility are guaranteed by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”) and are secured by substantially all of the assets of the Company and the Subsidiary Guarantors, subject to certain exceptions. The Credit Agreement contains certain affirmative and negative covenants customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with the Company’s affiliates.  The Credit Agreement also requires the Company to comply with a maximum leverage ratio covenant.

Borrowings under the Credit Agreement will bear interest, at the Company’s option, at a rate equal to either an adjusted LIBOR rate or a base rate, in each case plus the applicable margin. The applicable margin for borrowings under the Term Loan Facility is 2.75% for adjusted LIBOR loans or 1.75% for base rate loans, with a step-down to 2.50% for adjusted LIBOR loans or 1.50% for base rate loans if the Company’s leverage ratio is less than or equal to 2.75:1.00.  Borrowings under the Term Loan Facility are subject to a 0.75% LIBOR floor. The applicable margin for borrowings under the Revolving Credit Facility is 2.50% for adjusted LIBOR loans or 1.50% for base rate loans, with a step-down to 2.25% for adjusted LIBOR loans or 1.25% for base rate loans if the Company’s leverage ratio is less than or equal to 3.00:1.00 but greater than 2:50:1.00, and an additional step-down to 2.00% for adjusted LIBOR loans or 1.00% for base rate loans, if the Company’s leverage ratio is less than or equal to 2.50:1.00.  The Company will also pay a commitment fee of between 37.5 to 50 basis points, payable quarterly, on the average daily unused amount of the Revolving Credit Facility based on the Company’s leverage ratio from time to time.

As of the date of this filing, the Company has not drawn any amounts under the Revolving Credit Facility.

The description of the Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.

Supplemental Indenture

On December 19, 2016, the Company entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture governing the Notes. The Supplemental Indenture was entered into to effect the Proposed Amendments and eliminates substantially all of the covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on and principal of, the Notes when due) and certain events of default applicable to the Notes contained in the Indenture and the Notes.

The description of the Supplemental Indenture is qualified in its entirety by the copy thereof which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement.

On December 22, 2016, concurrent with entering into the Credit Facility, the Existing Credit Facility terminated. The Existing Credit Facility included a revolving facility maturing on January 31, 2018 and a term loan facility maturing on January 31, 2020. The foregoing summary of the Existing Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Existing Credit Facility, a copy of which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2013, and Exhibit 10.11.1 to the Company’s Annual Report on Form 10-K as filed with the Commission on February 26, 2016.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

The description of the Credit Agreement under Item 1.01 of this Form 8-K is also responsive to this Item 2.03 and is incorporated herein by reference.

Item 8.01                                           Other Events.

Redemption Notice

On December 22, 2016, the Company delivered a notice of redemption (the “Redemption Notice”) to holders of outstanding Notes following the initial settlement of the Tender Offer. The Redemption Notice provides for the Company’s redemption, pursuant to the terms of the Indenture, of all outstanding Notes on January 23, 2017 (the “Redemption Date”) at a redemption price of 100% of the Notes to be redeemed, plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest to, but excluding, the Redemption Date.  No Notes will remain outstanding after the Redemption Date.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Supplemental Indenture, dated as of December 19, 2016, between the Company and U.S. Bank National Association, as trustee.

10.1

Credit and Guaranty Agreement, dated as of December 22, 2016, by and among DigitalGlobe, Inc., the guarantors party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

	By:	/s/ Daniel L. Jablonsky
Date: December 23, 2016		Daniel L. Jablonsky
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Supplemental Indenture, dated as of December 19, 2016, between the Company and U.S. Bank National Association, as trustee.

10.1

Credit and Guaranty Agreement, dated as of December 22, 2016, by and among DigitalGlobe, Inc., the guarantors party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent.